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Exhibit 10.1      Asset Purchase Agreement


                            ASSET PURCHASE AGREEMENT


This Agreement, made this 20 day of February, 2003, is between COi Solutions Inc., a Nevada corporation ("Buyer"), and Alternate Energy Corp., a Nevada corporation with its principal place of business located at Burlington, Ont ("Seller").


                                   WITNESSETH:

WHEREAS, Seller is the owner of certain Assets outlined in Exhibit "A" attached hereto (the "Assets");

WHEREAS, Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller all of Seller's right, title and interest in the Assets;

NOW, THEREFORE, Seller and Buyer hereby agree as follows.

1. THE CLOSING.

         1.1 The Closing will take place the ___ day of February, 2003. At such time the following CONDITION PRECEDENT to the Closing will be satisfied:

                  1.1.1 the following approvals and consents required in connection with this Agreement and to conclude duly and legally the transactions contemplated herein shall have been obtained and shall be in full force and effect:

                           a.       The consent of the Boards of Directors of
                                    BUYER and the Company, and SELLER.
                           b.       The satisfaction of any debt of the BUYER
                                    and proof of satisfaction thereof.
                           c.       Reverse split of the Buyer's common stock as
                                    set forth in Section 2.2 below.
                           d. Resignations of COI's current board of directors to be held in escrow by Jonathan
                                    D. Leinwand, P.A.
                           e. Signed escrow agreement between the Buyer, Seller and Escrow Agent.
                           f.       Any other consent so required by law.
                           g. The Company will give the Closing Notice promptly after such approvals and consents have been obtained.


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2. SALE OF THE ASSETS.

         2.1 Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases from Seller, all of Seller's right, title and interest in and to the Assets and all materials and rights pertaining thereto. The list of Assets is attached hereto as Exhibit "A".

         2.2 The total purchase price shall be 104 million Common Shares of the Buyer (One Hundred Four Million). Such shares shall carry a restrictive legend and will be issued pursuant to an exemption from registration under the Securities Act of 1933; such shares will be issued subsequent to a 2.2 to 1 reverse split of the Buyer's stock (reducing the number of shares from 13, 180,296 to 5,991,044).


3. COVENANTS OF SELLER.

         3.1 SELLER will not use or disclose to third-parties any trade secrets or other proprietary or confidential information pertaining to any aspect of the Business.

         3.2 SELLER acknowledges that violation of any of the provisions of this Section 3 will cause irreparable loss and harm to the BUYER which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, in the event of a breach or threatened breach by SELLER of any of the provisions of this Section 3, BUYER shall be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, and SELLER agrees that it will not be a defense to any request for such relief that the BUYER has an adequate remedy at law. Notwithstanding the foregoing, BUYER shall have other legal remedies as may be appropriate under the circumstance including, INTER ALIA, recovery of damages occasioned by such breach. For purposes of any proceeding under or with respect to this Section 3, SELLER, and BUYER submit to the jurisdiction of the courts of the State of Florida and of Broward or Miami-Dade County located in the State of Florida; and each agrees not to raise and waives any objection to or defense based on the venue of any such court or FORUM NON CONVENIENS.

         3.3 A court of competent jurisdiction, if it determines any of the provisions of this Section 3 to be unreasonable in scope, time or geography, is hereby authorized by SELLER, the Company and BUYER to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable under all the circumstances.

4. REPRESENTATIONS AND WARRANTIES OF SELLER.

         4.1      SELLER represents and warrants to the BUYER as follows.

                  (a) The SELLER has the power and authority to execute, deliver and perform this Agreement and any other agreement or document executed by them under or in connection with this Agreement; and the SELLER has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of SELLER enforceable against SELLER in accordance with their respective terms.

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                  (b)      Neither the execution nor delivery of this Agreement
                           nor the transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

                           (i) contravene any provision of law or any statute, decree, rule or regulation binding upon SELLER or contravene any judgment, decree, franchise, order or permit applicable to SELLER; or

                           (ii) conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under any agreement or other
                                    instrument to which SELLER is a party or by which SELLER is bound.

                  (c) No authorization, consent or approval of, or exemption by, any governmental, judicial or public body or authority of or in any state is required to authorize, or is required in connection with (i) the execution, delivery and performance by SELLER of this Agreement, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates, instruments or other agreements executed by SELLER in connection with this Agreement, or (iv) the taking of any action by BUYER.

                           (e) SELLER is the sole owner of the Assets and of all rights in and to the Assets; and SELLER may sell the Assets to BUYER pursuant to this Agreement without the consent or approval of any other person, corporation, partnership, governmental authority or other entity; SELLER has not sold, transferred or assigned any of its rights in or to any of the Assets; the Assets are free and clear of any liens, claims, encumbrances and restrictions of any kind except for the approvals noted above.

                           (f) Seller is the sole owner of all of the rights in and to the Assets; Other than the Leases outlined in Exhibit "B" and attached hereto, the Assets are not subject to any lien or other encumbrance or claim or to any option or other right in favor of a third party; except for the provisions of this Agreement, there are no monies owing or obligations outstanding with respect to the Assets; and no consent or approval by or notice to any third party is required in connection with the sale of the Assets to Buyer pursuant to this Agreement.

                           (g) Except for those rights sold to Buyer under this Agreement, Seller does not own or have any rights in or to any patent, copyright, trademark, service mark or other right pertaining to any of the Assets.

                           (h) None of the Assets violate any patent, copyright, trademark, service mark or other right, contains any libelous or defamatory material or any material which Seller was not duly authorized to use, or misuses or misappropriates any trade secret or confidential information.

                           (i) There is no litigation or legal claim pending or threatened with respect to the Assets.

                           (j) The representations and warranties of Seller under this Section 4 will survive execution of this Agreement. Seller will indemnify Buyer against any liability and will hold Buyer harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees, court costs and the cost of appellate proceedings) which Buyer incurs arising out of a breach of any of said representations and warranties or any claim against Buyer alleging facts which, if true, would result in a breach of any said representations and warranties.

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                           (k)      Prior to the Closing, the Seller will
                                    continue to conduct its business in
                                    accordance with the Seller's normal and past practices including the timely payment of all accounts payable.

         4.2 Knowledge by BUYER of any event, circumstance or fact will not vitiate or otherwise impair any of the warranties of SELLER or any of the rights and remedies available to BUYER with respect to such warranties.


5. BUYER'S WARRANTY. Buyer represents and warrants to Seller that the execution, delivery and performance of this Agreement has been duly authorized by Buyer's Board of Directors.


6. INDEMNITIES.

         6.1 The representations and warranties of the SELLER and BUYER will be deemed made on execution of this Agreement and at the Closing, and all of those representations and warranties and all of the covenants and obligations of the parties under this Agreement will survive the Closing.

         6.2 BUYER will hold the SELLER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which SELLER incurs by reason of any representation or warranty or withholding of any pertinent facts or other information of BUYER being incorrect or by reason of any breach by BUYER of any of its covenants or obligations under this Agreement.

         6.3 SELLER will hold BUYER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which BUYER incurs by reason of any representation or warranty of SELLER being incorrect or by reason of any breach by SELLER of any of its covenants or obligations under this Agreement.


7. ADDITIONAL COVENANTS OF THE SELLER.

         7.1 Prior to the Closing, the SELLER will continue to conduct its business in accordance with the SELLER"S normal and past practices.

         7.2 Prior to the Closing, the SELLER will not do any of the following without BUYER's prior written consent:

                  7.2.1 issue any shares, or issue any rights or privileges to acquire any shares or other securities of the Seller, or issue any other securities;

                  7.2.2    change the nature of its business;

                  7.2.3 declare or pay any dividend or make any other distribution or payment in respect of any of its shares or purchase or redeem any of its shares;

                  7.2.4 merge or consolidate with any corporation or other entity or liquidate or dissolve;

                  7.2.5 adopt or agree to adopt any plan providing for its reorganization;

                  7.2.6 make any loan or other extension of credit or issue any guaranty or otherwise incur any contingent liability except for extensions of credit not exceeding thirty (30) days to trade creditors in accordance with past practices and in the normal course of business;

                  7.2.7 sell, pledge, transfer, assign or grant a security interest in any of its assets, property, contracts or rights;

                  7.2.8    enter into or terminate any contract;

                  7.2.9    employ anyone or terminate anyone's employment;

                  7.2.10 pay any compensation other than the current monthly payroll, raise or agree to raise anyone's compensation, or pay or agree to pay any bonus or other special compensation.

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8. MISCELLANEOUS.

                  (a) Seller will execute such additional documents as Buyer may reasonably request to vest or confirm the vesting in Buyer of all of the Assets and title thereto.


9. AMENDMENT. This Agreement may be amended only by an instrument in writing signed by Seller and Buyer.


10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law of the state of Florida.


11. SECTION HEADINGS. Section headings are for convenient reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.


12. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


BUYER                                        SELLER


COI SOLUTIONS, INC.                          ALTERNATE ENERGY CORP.




/s/ Gary Evans                               /s/ Blaine Froats
--------------------------------             ----------------------------------
Gary Evans                                   Blaine Froats
Director                                     President